Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Reservoir Media, Inc. of our report dated June 25, 2021, relating to the financial statements of Reservoir Holdings, Inc., appearing in the prospectus filed pursuant to Rule 424(b) relating to the Registration Statement on Form S-1 (file no. 333-257610) of Reservoir Media, Inc. filed with the Securities and Exchange Commission on July 30, 2021.

/s/ Deloitte & Touche LLP

New York, NY

October 14, 2021